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                Alliance Capital Management L.P.
                   1345 Avenue of the Americas
                    New York, New York 10105




                        November   , 1990




Alliance World Income Trust, Inc.
1345 Avenue of the Americas
New York, New York  10105

Gentlemen:

         In connection with our purchase of 50,000 shares of Common Stock of Alliance World Income Trust, Inc., for an aggregate cash consideration of One Hundred Thousand Dollars ($100,000.00), this will confirm that we are buying such shares for investment for our account only, and not with a view to reselling or otherwise distributing them.

                        Very truly yours,

                        ALLIANCE CAPITAL MANAGEMENT L.P.


                        By:  Alliance Capital Management
                               Corporation,
                               its General Partner



                        By:  /s/ David H. Dievler
                             David H. Dievler
                             Senior Vice President














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